                                                                     EX-99.a.1.i

                            CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         DELAWARE GROUP FOUNDATION FUNDS

     The  undersigned  Trustees of Delaware Group  Foundation  Funds, a Delaware
statutory trust (the "Trust"),  constituting a majority of the Board of Trustees of the Trust (the  "Trustees"),  do hereby certify:  FIRST. That pursuant to the authority granted to the Trustees in Article VII, Section 5 of the Agreement and
Declaration  of Trust of the Trust (the  "Declaration  of Trust"),  Article VII,
Section 2 of the  Declaration  of Trust is hereby amended by deleting the second sentence of Section  2(a) in its entirety  and  replacing it with the  following sentence:

     The Trust,  out of Trust  Property,  shall indemnify and hold harmless each officer  and  Trustee of the Trust  from and  against  claims  and  demands arising out of or related to such officer's or Trustee's performance of his or her  duties as an  officer  or  Trustee  of the  Trust,  subject  to the provisions set forth in Article VI of the By-Laws.

     SECOND.  That  the  above  amendment  to  Article  VII,  Section  2 of  the
Declaration of Trust is effective as of November 15, 2006.

     IN WITNESS WHEREOF,  the undersigned  Trustees of Delaware Group Foundation
Funds, certify as to the above as of the 15th day of November, 2006.

/s/ Patrick P. Coyne                                  /s/ Ann R. Leven
Patrick P. Coyne                                      Ann R. Leven
Trustee                                               Trustee

/s/ Thomas L. Bennett                                 /s/ Thomas F. Madison
Thomas L. Bennett                                     Thomas F. Madison
Trustee                                               Trustee

/s/ John A. Fry                                       /s/ Janet L. Yeomans
John A. Fry                                           Janet L. Yeomans
Trustee                                               Trustee

/s/ Anthony D. Knerr                                  /s/ J. Richard Zecher
Anthony D. Knerr                                      J. Richard Zecher
Trustee                                               Trustee

/s/ Lucinda S. Landreth
Lucinda S. Landreth
Trustee